EXHIBIT 10.3


                              CONVERTIBLE DEBENTURE

                                       of

                             BV PHARMACEUTICAL, INC.



         FOR VALUE RECEIVED, BV Pharmaceutical, Inc., a Nevada corporation, (the "Payor") promises to pay in lawful money of the United States of America to the order of DGM Bank & Trust in b/o Destin Pacific (the "Holder"), with address at Chancery House, High St. Bridgetown, Barbados, or such other place as may be designated by Holder in writing, the principal sum of Twenty Five Thousand Dollars ($25,000.00 U.S.), together with interest thereon, as set forth below.

         Holder shall have the right to convert any portion of the unpaid principal sum and/or accrued interest to restricted Shares of Common Stock of Payor at any time within 24 months from the date hereof, on the basis of $0.20 per Share for each dollar of principal and/or interest due and payable under this Debenture. No fractional Shares will be issued. Upon payment by Payor of any portion of the principal and/or interest due hereunder, by scheduled or unscheduled payment, the right to convert said portion to Shares shall cease. Upon conversion, Holder shall execute all documents deemed by Payor and/or its counsel to be necessary and appropriate to comply with all applicable state and federal securities laws, rules and regulations.

         This Debenture shall bear interest at the rate of ten percent (10%) per annum on any unpaid principal balance. Interest shall accrue from the date hereof. Interest shall be payable at the end of each calendar year, with the first payment due on the last day of the third full calendar year after the date hereof, in cash or restricted Shares of Payor's Common Stock, at the sole election of Holder, and at the end of each calendar year thereafter until the principal balance, together with accrued interest, is paid in full. If interest is paid using Shares, each Share shall have a deemed value of $2.50. Payor may prepay the principal amount due at any time in whole or in part without premium or penalty. After the 24-month period, each and every payment made to Holder shall be credited first to interest to that date on the then remaining unpaid principal sum, and the remainder to principal. All interest shall thereupon cease to accrue on the principal so credited and paid to that date.

         Fifteen (15) days prior to each scheduled or unscheduled principal and/or interest payment, Payor will notify Holder of: (1) the amount of the principal and/or interest payment to be made, (2) a reminder of the right to convert that amount and all other remaining principal and/or accrued interest amounts to Shares, and (3) the right to convert the whole dollar amount of that payment to an equivalent number of Shares shall cease upon acceptance of any principal and/or interest payment.

         This Debenture is secured by the general credit of Payor, a Nevada corporation established under the laws of the State of Nevada. The laws and jurisdiction of Nevada shall apply in all respects to this Debenture.

         Payor shall be in default if Payor fails to make any required payment as specified herein. In the event of default by Payor, Holder may declare the remaining principal and any accrued interest due and payable without presentment, demand, protest or other notice, all of which are expressly waived, and shall have all the other rights, privileges, powers and remedies provided to creditors by law. In such event, Payor shall be liable for the entire principal and interest then due and such further amount as shall be sufficient to cover the cost of collection, including, but not limited to, reasonable attorney's fees.

         No failure or delay on the part of Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor preclude the exercise of any other right, power, privilege or remedy at law or in equity.

         Holder has expressly represented and warranted to Payor that Holder is an "accredited investor", as that term is defined under Regulation D, promulgated under the Securities Act of 1933, and, at the time of any conversion to Shares, will have to fill out separate comprehensive documentation confirming such "accredited investor" status in order to convert this Debenture into Shares, all based on a Private Placement Memorandum providing disclosure consistent with Regulation D and applicable state and federal securities laws, rules and regulations.

                             BV PHARMACEUTICAL, INC., a Nevada corporation


                             By: /s/ Art Bandenieks
                                 __________________

                             Date: Jan 22, 2004
                                   ________________


Acknowledged by: /s/ DGM Bank
                 ____________
                    Holder

                 Jan 15, 2004
                 ____________
                     Date